SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       SCHEDULE 14C INFORMATION STATEMENT
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

|X|   Preliminary Information Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

|_|   Definitive Information Statement

                         Ocean West Holding Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):


      |X|   No fee required.

      |_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

            (1)   Title of each class of securities to which investment applies:

            (2)   Aggregate number of securities to which investment applies:

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

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            (5)   Total fee paid:

      |_|   Fee paid previously with preliminary materials.

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1)   Amount Previously Paid:

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            (3)   Filing Party:

            (4)   Date Filed:

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

                         OCEAN WEST HOLDING CORPORATION
             26 Executive Park, Suite 250, Irvine, California 92614

                              INFORMATION STATEMENT

To the Stockholders of Ocean West Holding Corporation:

Ocean West Holding Corporation, a Delaware corporation (the "Company", "Ocean West," "we", "us" or "our"), obtained the written consent of the holder of more than a majority of our issued and outstanding shares of common stock (the "Common Stock") on March 4, 2005, to (i) change our name to AskMeNow, Inc., (ii) increase our authorized common stock to 100,000,000 shares and (iii) eliminate from the Certificate of Incorporation of the Company the provisions allowing cumulative voting, all of which are contained in the form of Amended and Restated Certificate of Incorporation attached hereto as Appendix A. In addition, the Board of Directors of the Company approved the spin-off or divestiture of our operating subsidiary Ocean West Enterprises, Inc. (the "Subsidiary" or "OWE") which did not require shareholder approval.

The increase in authorized shares of Common Stock is not necessary to complete the transactions outlined in this Information Statement. Such increase in being made solely to assure the availability of common stock for future transactions.

The foregoing proposals were approved by our Board of Directors as of March 4, 2005, and by the holder of more than a majority of our issued and outstanding shares of Common Stock in connection with the Securities Exchange Agreement and Plan of Reorganization, dated as of April 14, 2005 (the "Exchange Agreement"), by and among, the Company, InfoByPhone, Inc., a Delaware corporation ("IBP"), and the stockholders of IBP, a copy of which is attached hereto as Appendix B.

Pursuant to the Exchange Agreement and effective June 6, 2005, the Company acquired IBP, a Delaware corporation, in a reverse merger pursuant to which IBP became a wholly-owned subsidiary of the Company, as (i) the Company acquired all of the issued and outstanding shares of IBP in exchange for 6,000,000 shares of authorized, but unissued, shares of common stock of the Company, par value $.01, which, together with 500,000 shares issued to Vertical Capital Partners ("Vertical") as a finder's fee, constituted approximately 56% of the capital stock of the Company, (ii) the existing directors of the Company, Marshall Stewart and Daryl Meddings, agreed to resign 10 days after the mailing of the Company's Schedule 14f-1, and resigned on July 18, 2005, and the two director designees of IBP joined the Company (the "Designated Directors"), (iii) the existing officers of the Company resigned and were replaced by the officers of IBP, and (iv) neither IBP nor the Company was to have any debt or liability, and IBP had no less than $750,000 cash or cash equivalents and (v) the Company agreed to spin-off or otherwise divest itself of its subsidiary OWE. In addition, the Company completed an equity offering, on a best efforts basis for an aggregate minimum purchase amount of 2,500,000 shares at $.30 per share of common stock, or an aggregate minimum purchase price of $750,000, and the aggregate maximum purchase amount of 10,666,666 shares at $.30 per share of common stock, or an aggregate maximum purchase price of $3,200,000, as amended (the "Offering"), all of which was raised as of July 31, 2005. All of the foregoing is hereinafter referred to as the "Transaction".

In connection with the Closing, we agreed to (i) cancel, redeem or otherwise retire all outstanding preferred stock and Class B and Class D Common Stock, which has occurred; (ii) file a Form 8-K with the SEC, which shall include financial statements of IBP required to be filed with the SEC under the current rules for such Form 8-K filings, which has occurred; (iii) spin off or otherwise divest itself of our sole operating company, Ocean West Enterprises, along with all its assets and liabilities; and (iv) assist in requesting a symbol change to "ASKM." Prior to the Closing, all officers, directors and our majority shareholder voted to approve all the actions needed to close the Transaction, including, but not limited to, those matters described in this Information Statement.

As a result of the Transaction, a change of control of the Company occurred with the existing stockholders of the Company being reduced from holding 100% of the issued and outstanding shares of Common Stock to holding less than 50% of issued and outstanding shares of Common Stock post Closing and an assumption of IBP's assets, liabilities and operations. Prior to the closing of the Transaction, IBP was a privately-held company.

Our purpose in changing our name to AskMeNow, Inc. increasing our authorized capital, and eliminating cumulative voting pursuant to this Information Statement is to allow us to comply with the terms of the Exchange Agreement. The actions taken to date pursuant to the Transaction did not require shareholder approval.

Your consent is not required and is not being solicited in connection with this action. The accompanying Information Statement is furnished only to inform you of the action described above in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This Information Statement is being mailed to you on or about February __, 2006.

PLEASE NOTE THAT THE HOLDER OF A MAJORITY OF THE COMPANY'S COMMON STOCK PRIOR TO THE CLOSING VOTED TO CHANGE THE NAME OF THE COMPANY TO ASKMEKNOW, INC., TO INCREASE OUR AUTHORIZED CAPITAL AND TO ELIMINATE CUMULATIVE VOTING FROM THE CERTIFICATE OF INCORPORATION. THE NUMBER OF VOTES HELD BY SUCH CONTROLLING STOCKHOLDER WERE SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THESE ACTIONS AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE ACTIONS. PURSUANT TO SECTION 228 OF THE DELAWARE GENERAL CORPORATION LAW, YOU ARE HEREBY BEING PROVIDED WITH NOTICE OF THE APPROVAL BY LESS THAN UNANIMOUS WRITTEN CONSENT OF OUR STOCKHOLDERS OF THE AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION.

By order of the Board of Directors,

Darryl Cohen
Chief Executive Officer
Irvine, California

February __, 2006

                               SUMMARY TERM SHEET

      The summary term sheet contained in this Information Statement describes the most material terms of the reverse merger detailed in this Information Statement, but might not contain all of the information that is important to you. You are urged to read carefully this Information Statement, including the appendices & exhibits.

The Reverse Merger

o Written Consent (see general discussion regarding this written consent on pp. 5-6)

      The Company obtained the written consent of the holder of more than a majority of our issued and outstanding shares of common stock on March 4, 2005, to:

      o     change our name to AskMeNow, Inc.;

      o increase our authorized common stock (the "Common Stock") to 100,000,000 shares;

      o eliminate from the Certificate of Incorporation of the Company the provisions allowing cumulative voting; and

      o approve the Securities Exchange Agreement and Plan of Reorganization, dated April 14, 2005 (see discussion on page 6).

      o Securities Exchange Agreement and Plan of Reorganization, dated April 14, 2005 (see discussion on page 6)

      Effective at the Closing of the Exchange Agreement, or shortly thereafter, the Company acquired IBP, a Delaware corporation, in a reverse merger (see "The Board's Reasons for Engaging in the Transaction" on pp. 10-11 for a more detailed explanation of the reasons for the reverse merger), as:

      o the Company acquired all of the issued and outstanding shares of IBP in exchange (the "Exchange") for 6,000,000 shares of authorized, but unissued, shares of Common Stock of the Company, par value $.01, 500,000 shares were issued to Vertical as a finder's fee and an additional 413,896 shares were issued for services rendered in connection with the Exchange, constituting in excess of 50% of the capital stock of the Company;

      o The holders of all issued and outstanding shares of all series of the Company's preferred stock, as well as Class B and Class D Common Stock, surrendered all issued and outstanding shares of their stock to the Company for no consideration and such shares were cancelled;

      o     IBP became a wholly-owned subsidiary of the Company;

      o the existing directors of the Company, Marshall Stewart and Daryl Meddings, agreed to resign 10 days after the mailing of the Company's Schedule 14f-1, on July 18, 2005, and the two director designees of IBP then joined the Company (the "Designated Directors");

      o the existing officers of the Company resigned and were replaced by the officers of IBP; and o neither IBP nor the Company was to have any debt or liability, and IBP had no less than $750,000 cash or cash equivalent. See "Actions To Be Taken Pursuant To This Information Statement" on p.6 for a more detailed explanation.

      o the Company agreed to spin-off or otherwise divest itself of OWE. See "Actions To Be Taken Pursuant To This Information Statement" on
            p. 6 for a more detailed explanation).

o Private Equity Offering (for a more detailed description, see "Ocean West Private Equity Offering" on page 8)

      o The Company completed an equity offering on a best efforts basis for an aggregate minimum purchase amount of 2,500,000 shares at $.30 per share of common stock, or an aggregate minimum purchase price of $750,000, and the aggregate maximum purchase amount of 10,666,666 shares at $.30 per share of common stock, or an aggregate maximum purchase price of $3,200,000, as amended (the "Offering"), all of which was raised by July 31, 2005.

      o Thus, combining the 10,666,666 shares from the Offering, the 6,000,000 shares from the Exchange, the 500,000 shares issued as a finder's fee, and 413,896 shares issued for services rendered in connection with the Exchange, ultimately, 17,580,562 restricted shares of Common Stock were issued. Although the Company agreed to register them all pursuant to SEC rules and regulations an aggregate of 16,377,899 shares are being registered (see "Disclosure Regarding Blank Check Company Shares" section on p. 8).

      o There are approximately 25,953,279 shares of our Common Stock issued and outstanding as of January 24, 2006 (disclosed on pages 6 and 11).

                                TABLE OF CONTENTS

                                                                          Page #

Summary Term Sheet ..........................................................3

General Information..........................................................5

Disclosure Regarding Blank Check Company Shares..............................8

The Boards' Reasons for Engaging in the Transaction..........................10

Voting Securities and Principal Holders Thereof..............................11

Directors and Executive Officers and Nominees for Directors..................13

Board Committees.............................................................15

Audit Committee Report.......................................................15

Section 16(a) Beneficial Ownership Reporting Compliance .....................15

Certain Relationships and Related Transactions ..............................16

Executive Compensation.......................................................16

Employment Agreements........................................................17

Compensation Committee Interlocks and Insider Participation..................18

Compensation Committee Report to Stockholders................................18

Audit and Non-Audit Fees.....................................................18

Financial Information........................................................19

Procedure for Approval of Action; Voting.....................................19

Effect on Certificates Evidencing Shares of Ocean West Holding Corporation...19

Other Matters................................................................19

Exhibits.....................................................................19

Delivery of Information Statement to Households..............................20

                         OCEAN WEST HOLDING CORPORATION

             26 Executive Park, Suite 250, Irvine, California 92614

                  INFORMATION STATEMENT PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER
                                    REGARDING
                      ACTION TAKEN BY WRITTEN CONSENT OF A
                            MAJORITY OF STOCKHOLDERS

OCEAN WEST HOLDING CORPORATION., a Delaware corporation ("we", "us", "our" "Ocean West" or the "Company"), is furnishing this Information Statement to you to provide you with information and a description of actions taken by written consent of our majority stockholder, on March 4, 2005, in accordance with the relevant sections of the Delaware General Corporation Law. These actions were taken by Consumer Direct of America, Inc. ("CDA"), which on March 4, 2005 owned in excess of a majority of our outstanding common stock necessary for the adoption of the actions.

THIS INFORMATION STATEMENT IS BEING MAILED ON OR ABOUT FEBRUARY __, 2006 TO STOCKHOLDERS OF RECORD ON MAY 23, 2005. THE INFORMATION STATEMENT IS BEING DELIVERED ONLY TO INFORM YOU OF THE CORPORATE ACTIONS DESCRIBED HEREIN IN ACCORDANCE WITH RULE 14C-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE COMPANY'S CONTROLLING STOCKHOLDER HAS VOTED TO APPROVE THE CHANGE OF THE CORPORATION'S NAME TO ASKMENOW, INC., INCREASE OUR AUTHORIZED CAPITAL AND ELIMINATE CUMULATIVE VOTING FROM THE CERTIFICATE OF INCORPORATION. THE NUMBER OF VOTES HELD BY THE CONTROLLING STOCKHOLDER IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT PURSUANT TO THE DELAWARE GENERAL CORPORATION LAW FOR SUCH ACTIONS AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE ACTIONS.

                               GENERAL INFORMATION

      Ocean West Holding Corporation, a Delaware corporation (the "Company", "we", "us" or "our"), has obtained the written consent of the holder of more than a majority of our issued and outstanding shares of common stock on March 4, 2005, to (i) change our name to AskMeNow, Inc., (ii) increase our authorized common stock (the "Common Stock") to 100,000,000 shares and (iii) eliminate from the Certificate of Incorporation of the Company the provisions allowing cumulative voting. In addition, the Board of Directors of the Company has approved the sale of our operating subsidiary Ocean West Enterprises, Inc. ("OWE" or the "Subsidiary").

      The foregoing proposals were approved by our Board of Directors as of March 4, 2005, and by the holder of more than a majority of our issued and outstanding shares of common stock in connection with the Securities Exchange Agreement and Plan of Reorganization, dated as of April 14, 2005 (the "Exchange Agreement"), by and among, the Company, InfoByPhone, Inc., a Delaware corporation ("IBP"), and the stockholders of IBP.

      The increase in authorized shares of common stock is not necessary to complete the transactions outlined in the Information Statement. Such increase is being made solely to assure the availability of Common Stock for future transactions.

The Transaction

      The closing of the Exchange Agreement occurred on June 6, 2005 (the "Closing"). Effective at the Closing, or shortly thereafter, the Company acquired IBP, a Delaware corporation, in a reverse merger pursuant to which IBP became a wholly-owned subsidiary of the Company, as (i) the Company acquired all of the issued and outstanding shares of IBP in exchange for 6,000,000 shares of authorized, but unissued, shares of common stock of the Company, par value $.01, which together with 500,000 shares issued to Vertical as a finder's fee and 413,896 shares issued for services rendered in connection with the Exchange, constituted in excess of 50% of the capital stock of the Company, (ii) the existing directors of the Company, Marshall Stewart and Daryl Meddings, agreed to resign 10 days after the mailing of the Company's Schedule 14f-1, on July 18, 2005, and the two director designees of IBP then joined the Company (the "Designated Directors"), (iii) the existing officers of the Company resigned and were replaced by the officers of IBP, and (iv) neither IBP nor the Company was to have any debt or liability, and IBP had no less than $750,000 cash or cash equivalents and (v) the Company agreed to spin-off or otherwise divest itself of OWE. In addition, the Company completed an equity offering (described in greater detail below), on a best efforts basis for an aggregate minimum purchase amount of 2,500,000 shares at $.30 per share of common stock, or an aggregate minimum t 6 0 purchase price of $750,000, and the aggregate maximum purchase amount of 10,666,666 shares at $.30 per share of common stock, or an aggregate maximum purchase price of $3,200,000, as amended (the "Offering"), all of which was raised as of July 31, 2005. The aggregate maximum purchase amount was initially 6,666,666 shares but this number increased to 10,666,666 shares. Thus, combining the 10,666,666 shares from the Offering, the 6,000,000 shares from the Exchange, the 500,000 shares issued as a finder's fee, and 413,896 shares issued for services rendered in connection with the Exchange, ultimately, 17,580,562 restricted shares of Common Stock were issued. Although the Company agreed to register them all pursuant to SEC rules and regulations an aggregate of 16,377,899 shares are being registered (see "Disclosure Regarding Blank Check Company Shares" section). There are 25,953,279 shares of our Common Stock issued and outstanding as of January 24, 2006. All of the foregoing is hereinafter referred to as the "Transaction."

Actions To Be Taken Pursuant To This Information Statement

      While the Transaction closed and had immediate effect as of June 6, 2005, the following events will not occur until 20 days have passed (the "Effective Date") after this Information Statement has been mailed or delivered to the Company's shareholders in compliance with Section 14(c) of the Exchange Act and
Schedule 14(C) promulgated thereunder:

      The Company will file a Certificate of Amendment to its Certificate of Incorporation in the form attached hereto as Appendix A to:

      (i)   change its name to AskMeNow, Inc.

      (ii)  increase its authorized Common Stock to 100,000,000 shares; and

      (iii) delete the provisions allowing cumulative voting.

Actions Already Completed

      The following events have already occurred in connection with the
Transaction:

      1. The Company acquired all of the issued and outstanding shares of IBP in exchange for 6 million shares of Common Stock.

      2. The holders of all issued and outstanding shares of all series of the Company's preferred stock, as well as Class B and Class D Common Stock, surrendered all issued and outstanding shares of their stock to the Company for no consideration and such shares were cancelled.

      3. Prior to the Closing of the Transaction, Marshall Stewart, President and a director, and Daryl Meddings, a Secretary and a director and Wayne K. Bailey, CFO, resigned from all positions as officers of the Company and agreed to resign as members of the Board of Directors, effective when 10 days passed from the mailing of the Company's Schedule 14f-1 which occurred on July 18, 2005. Darryl Cohen and Alan Smith were elected to the Board and Sandro Sordi was appointed to the Board of Directors on July 19, 2005 and, together with Messrs. Cohen and Smith now comprise the entire Board of Directors of the Company (the "Designated Directors").

      4. IBP became a wholly-owned subsidiary of the Company.

      5. Sale of Ocean West Enterprises:

      Pursuant to Section 10.12 of the Exchange Agreement, the Company agreed to spin-off or sell, or enter into agreements to spin-off or sell, any subsidiary (or its assets), in a transaction in which the purchaser or transferee of such subsidiaries shall indemnify and hold both the Company and the surviving corporation harmless from any and all liabilities arising out of the business or operations of such subsidiaries and/or the transaction transferring the ownership thereof to a third party. Pursuant to a Stock Purchase Agreement dated as of December 30, 2005, Container/ITW, Inc. (the "Buyer") a recently formed unaffiliated Delaware corporation with no substantial assets, purchased 100% of the capital stock of OWE (the "Purchased Shares"). The Buyer paid $1.00 for the Purchased Shares, and acknowledged that pursuant to the Exchange Agreement, OWE had previously assumed all liabilities and obligations of the Company pursuant to an Assignment and Assumption of Liabilities Agreement dated as of May 23, 2005. The Buyer also acknowledged that the Company has been advised by Pioneer Credit Recovery, Inc. ("Pioneer") that the U.S. Department of Treasury has placed with Pioneer an account owed to it by OWE. The former principals of OWE and the Company did not disclose to InfoByPhone that they and OWE had guaranteed three HUD loans in the aggregate amount of $151,980 and that HUD and/or other agencies may be owed an additional $470,000 by OWE and guaranteed by its management. In the event a claim is made against the Company by Pioneer, the U.S. government, or any other party, the Company will seek indemnification from the former principals of OWE and their affiliates. Although the Company declared a dividend all of the stock of OWE to its shareholders of record as of May 23, 2005, it elected pursuant to the Exchange Agreement to sell OWE to the Buyer which has indemnified the Company against all liabilities and obligations to the Company's Shareholders from the Company's decision to not spin-off the stock of OWE to its shareholders.

      All of the officers of OWE resigned from all positions at the Company at the June 6, 2005 closing and no officer or director of the Company is part of the management of OWE. Therefore, OWE and the Company were completely separated under the December 30, 2005 Stock Purchase Agreement. As a result of the foregoing and pursuant to the Exchange Agreement, InfoByPhone has become the sole operating business of the Company.

      Prior to the completion of the Transaction, the sole business of the Company was that of Ocean West Enterprises ("OWE"). All information concerning OWE has been reported by the Company in its periodic reports filed with the SEC.

      The information required to be included in the Information Statement concerning OWE and the sale of OWE in accordance with Schedule 14A of the Regulation 14A is either included in this Information Statement or accompanies this Information Statement as an Exhibit and is being provided to Shareholders as follows:

      Voting Securities and Principal Holders Thereof: All of the capital stock of OWE until December 30, 2005, was owned by the Company. See Item 11 of Exhibit 3, the Company's Annual Report on Form 10-KSB/A, Amendment No. 2 for September 30, 2004 ("Form 10-KSB") for information concerning the stock ownership of the Company.

      Directors and Executive Officers: See Exhibit 14, the Company's Schedule 14F-1/A, Amendment No. 3 ("Schedule 14F") and Item 9 of the Form 10-KSB.

      Compensation of Directors and Executive Officers: See Schedule 14F-1/A and
Item 10 of Form 10-KSB.

      Financial and Other Information: Although financial information concerning OWE is not required in this Information Statement it is provided as part of Form 10-KSB; Exhibit 4, Form 10-QSB for September 30, 2005, and Exhibit 6, Form 8-K/A Amendment No. 3 for June 10, 2005, filed on December 1, 2005.

      Mergers, Consolidations, Acquisitions and Similar Matters: See information contained in this Information Statement; Schedule 14F; Exhibit 13, Form 8-K filed on June 9, 2005; Exhibit 12, Form 8-K/A filed on June 10, 2005, and
Exhibit 6, 8-K/A, Amendment No. 3 for June 10, 2005.

      Amendment of Charter, By-Laws or Loan Documents: See Appendix A to this Information Statement, as well as information contained herein.

      Business of OWE: For a complete description of the business of OWE prior to the sale of OWE, see Item 1. Business in the Form 10-KSB.

      As disclosed in Section 2.2 of the Exchange Agreement, while the parties intend that the transactions under this Agreement qualify as a tax-free re-organization under Section 368(a)(1)(B) of the Code, we do not represent that the Transaction will, in fact, be tax-free and we have not issued a tax opinion in that regard. A copy of the Exchange Agreement is attached hereto as Appendix
B. The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, which is incorporated herein by reference

Ocean West Private Equity Offering.

      On June 2, 2005, investors commenced to enter into Subscription Agreements (the "Subscription Agreements") with the Company relating to the offering and sale on a "best efforts basis" of a minimum of 2,500,000 shares ($750,000) and a maximum of 10,666,666 shares ($3,200,000) of Common Stock of the Company, at $0.30 per share (the "Offering"), as amended. As of July 31, 2005, we had accepted subscriptions for the maximum gross proceeds of $3,200,000 pursuant to our Confidential Private Placement Memorandum dated June 2, 2005 (the "Memorandum"), as amended. The Company received net proceeds of approximately $2,784,000, after deducting fees payable to the placement agent. The proceeds received in the Offering were first used to repay approximately $100,000 of outstanding principal and accrued interest owed to Allied International Fund. The remaining proceeds from the Offering were used through December 2005 for research and development, marketing and for working capital and general corporate uses.

                 DISCLOSURE REGARDING BLANK CHECK COMPANY SHARES

      The Exchange Agreement initially created a "blank check company." Because the SEC has taken the position that promoters or affiliates of a blank check company and their transferees would act as "underwriters" under the Securities Act when reselling the securities of the blank check company, the shares held by such persons can only be resold through a registered offering under the Securities Act. Rule 144 is not available for resale transactions in this situation because such resale transactions appear to be designed to distribute securities to the public without compliance with the registration requirements of the Securities Act. Thus, the shares of the Company held by the pre-Transaction affiliates and their transferees cannot be sold without a registration statement. No shareholder known to the Company to be an affiliate at the time of the Transaction has publicly sold any securities of the Company, nor will they be permitted to do so without registration.

      The following table based on information provided by the Company's transfer agent, lists both the pre-Transaction and post-Transaction affiliates of the Company and the number of shares each holds in the Company:

--------------------------------------------------------------------------------
                                                Total Number of Securities
                    Name of Affiliate                Owned Beneficially
--------------------------------------------------------------------------------
Wayne K. Bailey                                                    0
--------------------------------------------------------------------------------
Daryl S. Meddings                                                  0
--------------------------------------------------------------------------------
Marshall L. Stewart                                                0
--------------------------------------------------------------------------------
Darryl Cohen                                               1,025,667
--------------------------------------------------------------------------------
Alan Smith                                                    25,000
--------------------------------------------------------------------------------
Sandro Sordi                                                 758,334 (1)
--------------------------------------------------------------------------------
Global Asset Management, LLC                                 751,000
--------------------------------------------------------------------------------
Vertical Capital Partners, Inc.                              395,000
--------------------------------------------------------------------------------
Consumer Direct of America                                         0
--------------------------------------------------------------------------------

(1) Includes 733,334 shares beneficially owned by Mr. Sordi's wife, of which shares he disclaims beneficial ownership.

      Messrs. Darryl Cohen, Sandro Sordi and Alan Smith, officers and/or directors of the Company, were not affiliates of the issuer at the time of the Transaction, nor were Vertical Capital Partners and Global Asset Management ("Global"), an affiliate of Vertical. Each of these five affiliates, have confirmed to the Company that their shares bear a restrictive legend and will not be sold except pursuant to a registration statement. The shares of the Company issued to Vertical and Global have been included in the Company's Registration Statement on Form SB-2 first filed on September 14, 2005.

Background of the Transaction.

      As previously discussed, in April 2005, Ocean West entered into the Exchange Agreement with IBP. The Transaction arose on or about April 1, 2005, when Mr. Robert DePalo, a principal of Vertical, which initially acted as a finder in the Transaction and then as the Company's Placement Agent, was contacted by Mr. Darryl Cohen, Chief Executive Officer of IBP. Mr. Cohen indicated a desire to effect a reverse merger of IBP with a public company that would spin-off its operating business. In April 2005, Vertical introduced IBP to Ocean West. A registered representative at Vertical had a long-existing relationship with the Company's principal shareholder Consumer Direct of America ("CDA"). IBP commenced negotiations directly with officers and directors of OWHC. IBP was represented by its attorneys, and Ocean West was represented by counsel for CDA, the majority shareholder of Ocean West. There were no other individuals or professionals involved in the negotiations. The Exchange Agreement was closed on June 6, 2005.

      Ocean West is a publicly-held company subject to the reporting requirements of the Exchange Act. Its common stock is quoted on the Over-the-Counter Bulletin Board (OTCBB), under the symbol "OWHC.OB." Ocean West is a holding company which held all of the issued and outstanding stock of OWE until December 30, 2005. OWE is a retail mortgage banking company primarily engaged in the business of originating and selling loans secured by real property with one to four units. Pursuant to the Exchange Agreement, OWE was sold so that the only business conducted by Ocean West is the business of IBP.

INFOBYPHONE

      InfoByPhone, Inc., now a wholly-owned subsidiary of the Company, is a development stage communications technology company that provides users of handheld cellular devices with access to information regardless of location through its AskMeNow(TM) Service (the "Service"). The Service is a new mobile information content service users of any mobile device with text messaging/SMS or email capability, to call email, or text message (SMS) in questions. An answer is then text messaged or e-mailed back to the consumer's mobile device, usually within a matter of minutes.

      The Service is accessible anytime and anywhere, through every possible way that wireless technology allows people to communicate via a mobile device. Using proprietary software and proprietary methods to access third party databases the Service has the research capability to answer virtually any information-based question, including current news and events, sports scores, historical statistics, weather, entertainment, stock quotes and market data, driving directions, travel schedules and availabilities, emergency disaster information, comparison shopping, restaurant information and reservations, directory assistance, and random trivia (literature, history, science, etc.). Once information is accessed from third party strategic partners, it is refined to a format suitable for easy reading on the screen of user's mobile device and quickly emailed or text messaged back to the user. IBP is now positioned to fully commercialize its technology.

      IBP launched this product from beta in November 2005. The release is primarily to cell phone users in the U.S. and Canada. IBP will utilize a national marketing program supplemented by strategic media placements and publicity/promotional support. The product is expected to generate revenues through fees generated from advertisers utilizing our ad space to promote products and by charging customers that ask questions that are not able to be asked in our Template Formats. IBP also expects to generate revenue from affiliate partnerships whereby our customers purchase ring tones, wallpaper, games and other items.

               THE BOARDS' REASONS FOR ENGAGING IN THE TRANSACTION

      The Boards of Directors of both Ocean West and IBP each believed that their respective objectives will be achieved with a combined company. Ocean West believed that the IBP acquisition would provide its stockholders with a far better investment opportunity than its existing OWE subsidiary. IBP desired to employ a public vehicle for the reasons stated below. The Transaction is intended to provide IBP with all of its perceived advantages of being a publicly held corporation, as described below.

Ocean West's Reasons for the Merger

      The Board of Directors of Ocean West approved the reverse merger following its review of various alternatives for enhancing the overall return to its stockholders, advancing its financial and strategic objectives and giving Ocean West the flexibility it needed for future growth. In the course of reaching its decision to approve the merger, the Board consulted with all of Ocean West's legal and financial advisors. After exploring all of the alternatives presented to Ocean West during the course of the last several years, including numerous business plans and various proposed merger partners, the Board of Directors voted and unanimously decided on April 14, 2005, that the Transaction had the most merit and represented the best strategic alternative for addressing the challenges and opportunities facing the Company. The rationale for this decision was based on a careful examination of the material factors described in greater detail below.

      The Board of Directors conducted an extensive cost-benefit analysis and unanimously concluded that the business of OWE was better off as a private company than as a public company. This analysis revealed that there was virtually no benefit, with tremendous expenses to OWE in being a public company. The Board could not find any potential benefits to OWE remaining a public company, because there was no interest in anyone funding Ocean West as a public company. The reasons why OWE could not obtain funding was because of the mortgage business it is in and the fact that there was no market for the Ocean West stock. Yet, at the same time, the Board knew that the Company faced huge expenses as a public company. It would have to comply with the Sarbanes-Oxley Rule 404 internal controls and procedures compliance deadline by July 2006 and it had not yet made any progress in that regard. Thus, OWE weighed the costs of being a public company which were significantly increasing against the fact it was not receiving any of the benefits of being a public company.

      Another factor the Board considered was the acceptance of the Ocean West stockholders of the Transaction. The prior controlling shareholders of Ocean West felt confident that the market capitalization of the Company would increase sooner via a merger with IBP, than with any other company they had previously reviewed. The business plan submitted by IBP was close to commercialization and IBP had represented that it would launch its product by the end of 2005. For that reason, the Stock Exchange Agreement was conditioned upon IBP having at least $750,000 in cash at Closing to be raised via the minimum of a private placement of the Company's securities. In that manner, IBP would be certain it could start its launch of the product while the offering continued to raise the maximum amount of money in the Offering or any subsequent financing could occur. This was sufficient justification for the Board to present to the Ocean West shareholders even though IBP had not yet commenced operations. Moreover, as mentioned above, when Vertical introduced IBP to Ocean West, a registered representative at Vertical already had a long-existing relationship with CDA. Vertical was able to introduce Ocean West to persons who had strong industry contacts, especially the controlling shareholders of CDA, that created a powerful synergy and that presented various opportunities for IBP to network with representatives of Ocean West. This made the merger with IBP appear even more promising to Mr. Cohen. In addition to the money and resources provided, the merger would more quickly enable Ocean West to hire more talented, qualified personnel in time for the launch of their product. If they had had to wait for an underwritten IPO, the Company would not have been able to hire such talent so quickly.

      The Board of Directors also reviewed the prior experience of Darryl Cohen and the record of his numerous businesses and decided that he was the most qualified CEO they had met to date. The Board was anxious to harness Mr. Cohen's expertise to carryout the business plan for the merged company. Furthermore, the Board knew that it would be critical for its shareholders to see their investment appreciate for IBP to quickly assemble a strong and talented management team. The credentials of Mr. Cohen and the IBP business plan represented there would be an instant talent pool. Therefore, although IBP had not commenced commercial operations, the Board of Directors believed IBP provided the Company with a relatively fast return on investment.

      Another factor the board considered was the independence of the transaction. The Board strongly favored the merger transaction because it was not a related party transaction. Arms-length negotiations were conducted between principals and counsel for both sides. See "Background of the Transaction" above. Although the Company was giving up its control, the parties did not believe a valuation was necessary since the Company's shareholders were keeping their stock in Ocean West. The fact that the principals of OWE were assuming all liabilities of the Company, in and of itself was another strong factor in favor of the reverse merger. In view, of the foregoing, the transaction did not require a fairness opinion.

      The Board considered all of these factors at length and unanimously decided that the merger was beneficial to the growth and commercialization of the Company.

IBP's Reasons for the Merger

      IBP also viewed the reverse merger with Ocean West as its best opportunity. The Board of Directors of IBP believed that a reverse merger with a public shell, rather than an underwritten public offering was the best alternative for IBP. There was absolutely no certainty that a traditional underwritten initial public offering would have been completed in time, if at all. Even if it was completed, an underwritten offering would have taken too much time for IBP and would not have given IBP the flexibility it needed to raise capital. IBP needed to be absolutely certain that it had sufficient funds on hand to launch its product on time before the end of 2005, and that there would be ample access to the public market after becoming a public company. Once the Company raised the minimum amount of the Offering of $750,000, it would have sufficient funds to commence the launch. Once the offering was completed and Ocean West was filing periodic reports, there was total transparency. Anyone could then invest in the Company at any time, making it much easier for Ocean West to raise funds. The Board knew that this would give Ocean West the flexibility it needed to grow its business. IBP knew that this would be important in enabling IBP to grow the company internally and/or in acquiring other companies. IBP has already gained immediate access to greater financial resources, including access to the public markets. Access to private investors has also improved, as evidenced by the above-described equity offering and by private investors knowing that IBP is subject to the SEC's periodic reporting requirements.

      In addition, the Board of IBP believed that being part of a public company should allow IBP to continue to attract additional strategic partners from both a business and financial view. The Board of IBP believed that through the reverse merger process and the various persons involved, in addition to raising money for IBP, it would provide IBP with the opportunity to meet various people who could assist the Company in its launch of the product. Beginning in March 2005, when the parties were first introduced, and continuing to date, all parties engaged in the Transaction have introduced IBP to various strategic partners and vendors of services to a public company.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      After giving effect to the Exchange and the Offering, there were 25,733,280 shares of our Common Stock issued and outstanding after giving effect to the issuance of 6,000,000 shares of Common Stock to the former IBP shareholders, 500,000 shares to Vertical as a finder's fee, 413,896 shares issued for services rendered in connection with the Exchange, 1,066,710 shares issued to Vertical as placement agent as a sales commission and 1,500,000 shares pursuant to share grants to consultants. As of January 24, 2005, (i) 2,000,000 shares of Common Stock were reserved for issuance under the Company's 2005 Management and Director Equity Incentive Compensation Plan of which 1,977,000 options had been granted, and (ii) no shares of our Common Stock were reserved for issuance pursuant to other securities exercisable for, or convertible into or exchangeable for, shares of our Common Stock. Each holder of our Common Stock is entitled to cast one vote, in person or by proxy, for each share of our Common Stock held by such holder. Because of the surrender of our outstanding preferred stock and Class B and Class D common stock to the Company upon the Closing of the Transaction, our Common Stock is the only capital stock outstanding.

      The following table sets forth information with respect to our Class A common stock, par value $0.01 per share, owned on January 24, 2006 by each person who beneficially owns more than five percent (5%) of our 25,953,279 outstanding Class A common stock, by each of our executive officers, directors and five percent (5%) shareholders at the time of the Exchange and presently, and by all of our executive officers and directors as a group.

---------------------------------------------------------------------------------------------------------------------
                                                                                    Total Number of
                                                                                   Securities Owned      Percent of
       Name of Beneficial Owner                  Title of Class                     Beneficially         Class (1)
---------------------------------------------------------------------------------------------------------------------
Daryl S. Meddings (2)(3)                         Common Shares                                  0
---------------------------------------------------------------------------------------------------------------------
Marshall L. Stewart (2)(3)                       Common Shares                                  0
---------------------------------------------------------------------------------------------------------------------
Darryl Cohen(4)(5)                               Common Shares                          1,025,667             3.9%
---------------------------------------------------------------------------------------------------------------------
Alan Smith(5)                                    Common Shares                             30,000 (6)
---------------------------------------------------------------------------------------------------------------------
Sandro Sordi(5)                                  Common Shares                             30,000 (6)           _
---------------------------------------------------------------------------------------------------------------------
Global Asset Management, LLC((7))(8)             Common Shares                            751,000             2.9%
---------------------------------------------------------------------------------------------------------------------
Vertical Capital Partners, Inc.(8)               Common Shares                            395,000             1.5%
---------------------------------------------------------------------------------------------------------------------
Yvon Cormier(9)                                  Common Shares                          2,050,000             7.9%
---------------------------------------------------------------------------------------------------------------------
Total number of shares owned by directors        Common Shares                          1,060,667             3.9%
and executive officers as a group(3
persons)
---------------------------------------------------------------------------------------------------------------------

(1) Except as otherwise noted in the footnotes to this table, the named person owns directly and exercises sole voting and investment power over the shares listed as beneficially owned by such person. Includes any securities that such person has the right to acquire within sixty days pursuant to options, warrants, conversion privileges or other rights.

(2) The mailing address of such person shown is 15991 Redhill Avenue, Tustin, California 92780.

(3) Information set forth as to prior management is as of March 4, 2005, prior to the execution of the Exchange Agreement.

(4) Includes 50,000 shares of common stock issuable under currently exercisable options, but does not include 150,000 shares of common stock issuable under options not currently exercisable and 20,000 shares underlying warrants exercisable at $2.00 per share to be issued pursuant to the Exchange Agreement. These shares are held in the name of "Darryl Cohen & Nini Cohen, TTEE, The Cohen Family Trust."

(5) The mailing address of each person shown is c/o Ocean West Holding Corporation, 26 Executive Park, Suite 250, Irvine, CA 92614.

(6) Includes 30,000 shares of common stock issuable under currently exercisable options, but does not include 10,000 shares of common stock issuable under options not currently exercisable; nor does it include 733,334 shares beneficially owned by Mr. Sordi's wife, of which Shares he disclaims beneficial ownership.

(7) Does not include 500,000 shares issued to Vertical, of which Robert Fallah, Manager of Global Asset Management, LLC, is a shareholder and a director.

(8) The mailing address of each entity shown is 488 Madison Avenue, 8th Floor, New York, NY, 10022.

(9)   The mailing address of this entity is 59 Chandier Circle, Andover, MA
      01810.

Change In Control

      Pursuant to the terms and conditions of the Exchange Agreement, upon the Closing, the stockholders of IBP exchanged their interest therein for shares of our Common Stock, as a result of which IBP has become our wholly-owned subsidiary. As a result of the Transaction, a change of control of the Company occurred with the existing stockholders of the Company being reduced from holding 100% of the issued and outstanding shares of Common Stock to holding less than 50% of the issued and outstanding shares of Common Stock post closing. As of the Closing, CDA is no longer a 5% shareholder of the Company.

      Due to the issuance of the shares of our Common Stock and the change in our officers, which occurred at the Closing, a change in control of the Company occurred.

           DIRECTORS AND EXECUTIVE OFFICERS AND NOMINEES FOR DIRECTORS

         Executive Officers and Directors of Ocean West at time of the Exchange

--------------------------------------------------------------------------------------------------------------------
Name                           Position with Ocean West (1)               Position with Ocean West Enterprises
--------------------------------------------------------------------------------------------------------------------
Marshall L. Stewart            President, Chief Executive Officer,        President, Chief Executive Officer,
                               Director                                   Director
--------------------------------------------------------------------------------------------------------------------
Daryl S. Meddings              Executive Vice President,                  Executive Vice President, Chief
                               Secretary/Treasurer, Director              Financial Officer, Secretary/Treasurer,
                                                                          Director
--------------------------------------------------------------------------------------------------------------------
Wayne K. Bailey                Chief Financial Officer, Director          None
--------------------------------------------------------------------------------------------------------------------



(1) All persons listed were appointed to such positions in 2000, except for Mr. Bailey who was appointed in September of 2004.

      Marshall J. Stewart, 47, has worked in the mortgage industry since 1982. He was founder of Ocean West Enterprises, a wholly-owned subsidiary of the Company and was President, a director and a shareholder of both the Company and OWE from 1988 until he sold his shares in exchange for shares in CDA on July 15, 2004. Prior to founding Ocean West Enterprises, from 1986 to 1988, Mr. Stewart was a Vice President of Westport Savings Bank in Laguna Beach, California. His responsibilities included overseeing the mortgage banking department, secondary marketing and the Laguna Bank Savings branch. Prior to joining Westport Savings Bank, from 1984 to 1986, he was Production Manager of Irvine City Savings in Newport Beach, California and had the responsibilities of staffing and training the loan origination department and overseeing production, underwriting, funding, shipping and the sale of funded loans to institutional investors such as FNMA and FHLMC. Mr. Stewart received his B.A. in English with a minor in Business Administration from California State University in Fullerton, California in 1980.

      Daryl S. Meddings, 39, was also a founder of Ocean West Enterprises and was Executive Vice President, Chief Financial Officer, Secretary/Treasurer and a director and a shareholder of both the Company and OWE from 1988 until he sold his shares in exchange for shares in CDA on July 15, 2004. As Chief Financial Officer at Ocean West Enterprises, Mr. Meddings implemented and monitors accounting and financial reporting systems. Other duties include budget planning, expense control, commercial banking relationships and oversight of quality control, loan servicing and loss mitigation. From late 1987 to 1988, Mr. Meddings was a production manager with Westport Savings Bank in Laguna Beach, California. His duties included establishing both retail and wholesale production departments and recruiting, hiring and training mortgage origination personnel. Prior to that, he began his career in mortgage banking in 1986 as a loan officer at Pro Mortgage Services in Diamond Bar, California and worked his way up to top producer at Irvine City Savings in Irvine, California. Mr. Meddings received his B.S. in Finance, Real Estate and Insurance with a concentration in Real Estate from California Polytechnic State University-Pomona in 1987.

      Wayne K. Bailey, 55, held the position of Chief Financial Officer and Director of the Company from September 28, 2004 until the Closing of the Transaction. Mr. Bailey currently holds the position of CFO of CDA since the fall of 2002. From January 1990 to the fall of 2002 he was Chief Operating Officer and Chief Financial Officer of a network of companies in the aerospace, steel processing, specialty rebar, and metal forming industries. These companies grew to employ over 350 people with revenues in excess of $35 million. These companies were acquired from financially troubled situations and became very profitable after being restructured. This restructuring included the debt both secured and unsecured, installing information systems, and management systems. During this time Mr. Bailey also served as a consultant to companies in the Mortgage business, wood laminating, bottled water, bookbinding, wholesale siding, cabinet manufacturing and plastics industries. Mr. Bailey attended the University of Utah, Henager College of Business and LDS Business College earning degrees in Accounting and Business.

         Executive Officers and Director Nominees Commencing at the Closing

      None of our existing officers, directors of employees continued as such following the Closing of the Transaction. Following the Closing of the Transaction, the IBP executive officers, directors and director nominees became the executive officers, directors and director nominees as listed below. The election of Mr. Cohen and Mr. Smith as directors became effective immediately. The election of Mr. Sordi became effective on July 18, 2005, the eleventh day after mailing of a separate Information Statement in accordance with Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 under the Exchange Act. The following are the existing IBP executive officers and directors and their respective ages and positions as of the date hereof:

-------------------------------------------------------------------------------
Names                  Ages      Position
-------------------------------------------------------------------------------
Darryl Cohen            53       Chairman, Chief Executive Officer and Director
-------------------------------------------------------------------------------
Alan Smith              52       Director
-------------------------------------------------------------------------------
Sandro Sordi            45       Director
-------------------------------------------------------------------------------

      Darryl Cohen (53) Mr. Cohen has been Chairman, Chief Executive Officer and a Director of the Company since June 2005 and of IBP since May 2004. Prior to that, Darryl Cohen served as chairman and chief executive officer of Ramp Corporation (RCO-Amex), a company that through its wholly-owned subsidiaries provided Internet-based communication, data integration, and transaction processing technologies designed to provide access to safer and better healthcare from September 2002 through April 2004. On June 2, 2005, Ramp Corporation filed a voluntary petition under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York (Bankruptcy Petition #: 05-14006-alg).

      Prior to becoming Ramp's chairman and chief executive officer in September 2002, Cohen invested in public and private companies, frequently working with management in the areas of marketing strategy and financing. Before that, he was president of DCNL Incorporated, a privately held beauty supply manufacturer and distributor he founded in 1988 and sold to Helen of Troy in 1998. During his tenure as president of DCNL, Cohen was also co-owner and president of Basics Beauty Supply Stores, a chain of retail stores in California, from 1985 -1999. He has also owned businesses in the food-services and gift industries, and holds a BA in Political Science from the University of California at Berkeley.

      Alan Smith (52) Mr. Smith has been a director of the Company since June 2005 and of IBP since April, 2005. For the past two years, Mr. Smith has been involved in personal investments and new investment opportunities. Prior to this period, he was the owner/president of Aaron Kamhi Inc., an apparel manufacturing company specializing in private label products for chain and department stores. Mr. Smith worked at Aaron Kamhi, Inc. for 25 years. He was involved in all aspects of the business. Mr. Smith has been actively involved in community programs working with youth for the past 20 years.

      Sandro Sordi (45) Mr. Sordi became a director of the Company on July 19, 2005. He currently serves as the General Counsel for the RS Group of Companies, Inc., a holding company for a group of insurance and finance related businesses and affinity program managers. Mr. Sordi joined the RS Group in 2003 where, as its General Counsel and a Director, he has a taken leading role in developing the company's growth strategy and engaging in negotiations of all types. Prior thereto Mr. Sordi was engaged in the private practice of law. Mr. Sordi has been a member of the Florida Bar since 1990, having earned his Juris Doctor from the University of Miami, Florida and his B.A. (Honors) from York University in Toronto, Canada. After admission to the bar, from 1990 through 2002, Mr. Sordi practiced law exclusively as a sole practitioner in addition to being involved in certain investment projects.

                                BOARD COMMITTEES

      Currently, our Board of Directors acting as an entire board serves as the audit, nominating, corporate governance and compensation committees. Alan Smith is currently Chairman of the audit committee and the compensation committee. Sandro Sordi is currently Chairman of the nominating and corporate governance committee.

      In order to comply with Item 7(h) of Schedule 14A, or any successor provision thereto. Security holder communications will be initially screened by the Company's nominating and corporate governance committee (the "Committee") to determine whether they will be relayed to Board members. This Committee will also determine whether to seek the approval of such Item 7(h) policy by the independent Board members or not, as described in the instructions to Item 7(h)(2)(ii) of Schedule 14A, or any successor provision thereto. Once the decision has been made to relay such communications to Board members, the Committee will release the communication to the Board on the next business day. AUDIT COMMITTEE REPORT

      We will issue such report upon the completion of our fiscal year.

Code of Ethics

      We have adopted a Code of Ethics designed to comply with Item 406 of Regulation S-B. The Code of Ethics is available on our website, at www.askmenow.com or available in print upon request addressed to the Company's Secretary, at the Company's corporate offices at Ocean West Holding Corporation, 26 Executive Park, Suite 250, Irvine, California 92614, or by telephone at (949) 861-2590.

Meetings of the Board of Directors and its Committees

      During the year ended December 31, 2004, our board of directors took action by written consent on five occasions. During the period from January 1, 2005 through the date of the Closing, our board of directors took action by written consent on five occasions.

Director Compensation

      Our directors who are officers or employees of the Company are not compensated for service on our Board of Directors or any committee thereof. By the end of the year, the Compensation Committee will determine our policy regarding compensation for our directors who are not officers or employees serving on our board of directors. We reimburse our directors for their reasonable expenses incurred in attending meetings of our board.

Stockholder Communications with Directors

      The Board of Directors welcomes communications from the Company's stockholders. Any stockholder may communicate with either the Board as a whole, or with any individual director, by sending a written communication c/o the Company's Corporate Secretary at the Company's offices. All such communications sent to the Company's Corporate Secretary must state the name of the communicating stockholder and the number of shares beneficially owned; and will be forwarded to the Board, as a whole, or to the individual director to whom such communication was addressed.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers and persons who beneficially own more than 10% of the shares of our Common Stock (each, a "Reporting Person") to file reports of ownership and changes of ownership with the SEC. Copies of all filed reports are required to be furnished to the company pursuant to the Exchange Act. Based solely upon a review of the forms and amendments thereto furnished to the Company during the year ended December 31, 2004, we believe that each Reporting Person complied with all applicable filing requirements during such fiscal year and current management has no knowledge of late filings by prior management.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On July 15, 2004, Marshall L. Stewart, Daryl S. Meddings, Enfo Loan Corporation, Kingsley and Nancy Cannon and Dale and Suzanne Delmege agreed to sell 4,921,930 of their shares of Common Stock of the Company to CDA in exchange for 622,388 shares of CDA (the "Transfer") for an approximate value of $1,178,802, based on the average trading prices of the respective stocks for the month of June 2004. The Transfer constituted a change in control of the Company.

      See "Executive Compensation" - below for information on stock options and an employment agreement entered into by the Company in 2005.

                             EXECUTIVE COMPENSATION

      Summary Compensation Table

      The following table sets forth the compensation of the President (the Chief Executive Officer), the Executive Vice President and the Chief Financial Officer paid by the Subsidiary for the year ended September 30, 2004, the year ended September 30, 2003, the six-month period ended September 30, 2002 and the fiscal year ended March 31, 2002.

                                                                                         Long-Term
                                                                                          Shares
                                                                                         Underlying     Other Annual
Name                                       Year       Salary ($)     Bonus($)   Awards     Options     Compensation($)
---------------------------------------- ---------   ------------   ----------  ------- -------------- ---------------
Marshall L. Stewart                      9/30/2004   $    180,000            0        0              0              0
President, Chief Executive Officer       9/30/2003        170,000            0        0              0              0
                                         9/30/2002        84,375             0        0              0         24,988
                                         3/31/2002        180,000            0        0              0              0

Daryl S. Meddings                        9/30/2004   $    180,000            0        0              0              0
Executive Vice President and             9/30/2003        170,000            0        0              0         44,779
Chief Financial Officer                  9/30/2002         77,133            0        0              0          3,575
                                         3/31/2002        180,000            0        0              0              0

Wayne K. Bailey                          9/30/2004              0            0        0              0              0
Chief Financial Officer                  9/30/2003              0            0        0              0              0
of Parent Ocean West Holding Corp.       9/30/2002              0            0        0              0              0
                                         3/31/2002              0            0        0              0              0

Options/Sar Grants in Last Fiscal Year

No stock options were granted to the Named Executive Officers during 2004.

Long Term Incentive Plans - Awards In The Last Fiscal Year

      The following table summarizes for each Named Executive Officer each award under any long term incentive plan for the year ended September 30, 2004:

           Estimated Future Payouts under non-stock price based plans

                                   Performance or
                     Number of      other period
                 shares, units or until maturation         Threshold                                 Maximum
      Name         other rights       or payout            ($ or #)          Target ($ or #)        ($ or #)
--------------------------------------------------------------------------------------------------------------------
     None

2005 Management and Director Equity Incentive and Compensation Plan

      The Company has adopted the 2005 Management and Director Equity Incentive and Compensation Plan (the "2005 Plan") in order to motivate participants by means of stock options and restricted shares to achieve the Company's long-term performance goals and enable our employees, officers, directors and consultants to participate in our long term growth and financial success. The 2005 Plan provides for the grant of any combination of stock options to purchase shares of Common Stock or restricted stock to our directors, officers, employees and consultants and those of our subsidiaries. The 2005 Plan which is administered by our Board of Directors, authorizes the issuance of a maximum of 2,000,000 shares of Common Stock, which may be authorized and unissued shares or treasury shares. The stock options granted under the 2005 Plan shall be either incentive stock options, within the meaning of Section 422 of the Internal Revenue Code ("ISO's"), or non-qualified stock options ("NQSO's"). Both incentive stock options and non-qualified stock options must be granted at an exercise price of not less than the fair market value of shares of Common Stock at the time the option is granted and incentive stock options granted to 10% or greater stockholders must be granted at an exercise price of not less than 110% of the fair market value of the shares on the date of grant. If any award under the 2005 Plan terminates, expires unexercised, or is cancelled, the shares of Common Stock that would otherwise have been issuable pursuant thereto will be available for issuance pursuant to the grant of new awards. The 2005 Plan will terminate on June 6, 2015.

      On July 19, 2005, the Board of Directors granted Alan Smith and Sandro Sordi, the two independent members of the Board of Directors, options to each purchase 40,000 shares of Common Stock. These non-qualified stock options are exercisable for 10 years commencing on July 20, 2005 at $.70 per share, with 25,000 shares vested immediately for prior services and an additional 5,000 shares vested each four months from July 19, 2005 until fully vested 12 months later.

      On July 20, 2005, the Board of Directors granted Darryl Cohen an option under his employment contract to purchase 200,000 shares of Common stock exercisable for up to 10 years at $.70 per share. Fifty (50,000) thousand shares vested immediately and 50,000 shares will vest every 90 days thereafter for 9 months.

      On December 20, 2005, the Board of Directors authorized amendments to the above-described options granted to Darryl Cohen, Alan Smith and Sandro Sordi, to provide upon a change of control (as defined) for (i) acceleration of all unvested options and (ii) the grant of a NQSO at the then fair market value equal in amount to their existing options of 200,000, 40,000 and 40,000 shares, respectively.

      In addition, options to purchase an aggregate of 1,697,000 shares of Common Stock have been granted to 26 non-officer employees and non-directors as of January 20, 2006.

                              EMPLOYMENT AGREEMENTS

      On July 19, 2005, IBP, our wholly-owned subsidiary, entered into a three-year employment contract with Darryl Cohen as President and Chief Executive Officer, as subsequently amended. Mr. Cohen is being compensated at the rate of not less than $110,000. Mr. Cohen was granted options to purchase 200,000 shares of Common Stock at $.70 per share under his employment agreement. Mr. Cohen is entitled to an annual incentive bonus at each anniversary date of his agreement equal to (i) up to one-half of his then salary, plus (ii) up to 50,000 options and at the end of each 90 day period of employment (except that period coinciding with an anniversary date) up to 25,000 options.

      In the event Mr. Cohen's employment is terminated for death, disability, or for Good Reason (as defined), including a Change of Control (as defined). Mr. Cohen or his estate shall be entitled to severance of 50% of his base salary plus bonuses for the prior year. During the term of his Agreement, or if terminated for cause (as defined) for the balance of the term and for a period of 12 months after termination of employment Mr. Cohen agreed not to compete with the Company's current business or at any time during the term concluded by the Company. For a two-year period following termination of Mr. Cohen's employment, he agreed not to solicit clients to discontinue their relationship with the Company or solicit any employee to discontinue employment with the Company.

      On September 1, 2004, the Subsidiary entered into employment agreements with its President/CEO and its Executive Vice President (collectively, the "Employees"). These agreements provided for an annual base salary of not less than $180,000 each for a three-year term plus certain additional benefits. Also, the agreements call for Executive will receive additional compensation in the form of shares of common stock of CDA based on the Subsidiary's financial performance during the three year period commencing on the date of this Agreement (the "Performance Period"). The Performance Period will not start until the warehouse line capacity of the Subsidiary reaches $40 million. As of May 23, 2005, OWE assumed all liabilities and obligations of the Company, including the above described employment agreements. No amounts are accrued for the deferred compensation as the Company has had no pre-tax profits.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      For all years referenced in the Summary Compensation Table, two former shareholders of the Subsidiary, Mark Stewart and Daryl Meddings, determined executive compensation. On July 15, 2004, both Mr. Stewart and Mr. Meddings sold their Common Stock in the Company.

                  COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

      The Compensation Committee will issue a report and will be responsible for determining the compensation of executive officers of the Company.

                            AUDIT AND NON-AUDIT FEES

      Chavez and Koch CPA's ("Chavez") was the Company's independent auditor and examined the financial statements of the Company for the fiscal year ended September 30, 2004. Hein and Associates LLC ("Hein") was the Company's independent auditor and examined the financial statements of the Company for the fiscal year ended September 30, 2003.

Audit Fees

      Chavez was paid aggregate fees of approximately $19,000 for the fiscal year ended September 30, 2004 for professional services rendered for the audit of the Company's annual financial statements. Hein was paid aggregate fees of approximately $71,405 for the fiscal year ended September 30, 2003, for professional services rendered for the audit of the Company's annual financial statements and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-QSB during the fiscal ended September 30, 2004.

Audit Related Fees

      Chavez and Hein were not paid additional fees for either of the fiscal years ended September 30, 2003 or September 30, 2004 for assurance and related services reasonably related to the performance of the audit or review of the Company's financial statements.

Tax Fees

      Chavez estimates fees in the amount of $2,500 for the fiscal year ended September 30, 2004 for professional services rendered for tax compliance, tax advice and tax planning during the fiscal year ended September 30, 2004. Hein was paid fees in the amount of $10,331 for professional services rendered for tax compliance, tax advice and tax planning during the fiscal year ended September 30, 2004.

Legal Proceedings

      No current officer, director, affiliate or person known to us to be the record or beneficial owners of in excess of 5% of our common stock, or any person known to be an associate of any of the foregoing, is a party adverse to us or has a material interest in any material pending legal proceeding.

      No current officer, director, affiliate or person known to IBP to be the record beneficial owner of in excess of 5% beneficial ownership of IBP, or any person known to be an associate of any of the foregoing, is a party adverse to IBP or has a material interest in any material pending legal proceeding.

                              FINANCIAL INFORMATION

      The financial statements of IBP and pro forma consolidated financial statements of IBP and the Company are contained in the Company's Current Report on Form 8-K/A, Amendment No. 4 for June 10, 2005, to be filed on January __, 2006, which is an Exhibit to this Information Statement.

                    PROCEDURE FOR APPROVAL OF ACTION; VOTING

      The Delaware General Corporation Law provides that any action which may be taken at a meeting of the stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding shares entitled to vote.

      On May 23, 2005, the record date for determination of the stockholders entitled to receive this Information Statement, there were 5,586,004 shares of common stock outstanding prior to the issuance of the shares of Common Stock sold in the Offering. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders. We needed the affirmative vote of at least a majority of the outstanding shares of our common stock to approve a change in the name of the corporation to AskMeNow, Inc., the elimination of cumulative voting and increasing the authorized common stock from 30,000,000 shares to 100,000,000 shares. Our Board, by its unanimous written consent, adopted resolutions approving a change in the name of the corporation to AskMeNow, Inc., the elimination of cumulative voting, the increase in authorized common stock and the spin-off or sale of our subsidiary. The Board also authorized the filing of the Certificate of Amendment to Certificate of Incorporation with respect to the foregoing with the Secretary of State of Delaware. By action by written consent, dated March 4, 2005, CDA, the owner of 4,900,000 shares, or approximately 87.7% of the issued and outstanding shares of our common stock at the time, approved a change in the name of the corporation to AskMeNow, Inc., elimination of cumulative voting and the increase in authorized common stock, and the filing of the Certificate of Amendment to Certificate of Incorporation with the Delaware Secretary of State.

      The increase in authorized shares of Common Stock is not necessary to complete the Transaction. Such increase is being made solely to assure the availability of common stock for future transactions.

                    EFFECT ON CERTIFICATES EVIDENCING SHARES
                        OF OCEAN WEST HOLDING CORPORATION

      The change in the name of Ocean West Holding Corporation to AskMeNow, Inc. will be reflected in its stock records by book-entry in the Company's records. For those stockholders that hold physical certificates, please do not destroy them or send them to InfoByPhone, Inc. Those certificates will remain valid for the number of shares shown thereon, and should be carefully preserved by you.

                                  OTHER MATTERS

      The Board of Directors knows of no other matters to report other than those referred to in this Information Statement.

                                    EXHIBITS

      The following documents filed by us with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are attached hereto:

            1.    Current Report on Form 8-K, filed on October 11, 2005;

            2.    Current Report on Form 8-K, filed on October 7, 2005;

            3. Annual Report on Form 10-KSB/A Amendment No. 2, filed on September 21, 2005;

            4. Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2005, filed on November 21, 2005 as amended on January __, 2006;

            5.    Current Report on Form 8-K, filed on August 15, 2005;

            6. Current Report on Form 8-K/A Amendment No. 4, filed on January __, 2006;

            7.    Current Report on Form 8-K, filed on August 3, 2005;

            8.    Current Report on Form 8-K, filed on August 2, 2005;

            9. Current Report on Form 8-K/A Amendment No. 1, filed on July 11, 2005;

            10.   Current Report on Form 8-K, filed on July 8, 2005;

            11. Current Report on Form 8-K/A Amendment No. 1, filed on June 10, 2005;

            12.   Current Report on Form 8-K, filed on June 9, 2005;

            13.   Schedule 14F-1/A Amendment No. 3, filed on June 30, 2005;

            14.   Current Report on Form 8-K, filed on April 29, 2005; and

            15.   Current Report on Form 8-K, filed on February 4, 2005.


                 DELIVERY OF INFORMATION STATEMENT TO HOUSEHOLDS

      As permitted by applicable law, only one copy of this information statement is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of this information statement.

      The Company will promptly deliver, upon oral or written request, a separate copy of this information statement to any stockholder residing at an address to which only one copy of either such document was mailed. Requests for additional copies should be directed to the Company's Secretary, at the Company's corporate offices at Ocean West Holding Corporation, 26 Executive Park, Suite 250, Irvine, California 92614, or telephone at (949) 861-2590.

      Stockholders who share an address can request the delivery of separate copies of future proxy or information statements or the Company's annual report upon written request which should be directed to the Company's Secretary, at the Company's corporate offices at Ocean West Holding Corporation, 26 Executive Park, Suite 250, Irvine, California 92614, or telephone at (949) 861-2590.

      Stockholders who share an address can request the delivery of a single copy of this information statement upon written request. Such request should be directed to the Company's Secretary, at the Company's corporate offices at Ocean West Holding Corporation, 26 Executive Park, Suite 250, Irvine, California 92614, or telephone at (949) 861-2590.

      THE DOCUMENTS RELATING TO US ARE ALSO AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS INFORMATION STATEMENT IS DELIVERED, ON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, BY WRITING TO US AT OCEAN WEST HOLDING CORPORATION, 26 EXECUTIVE PARK, SUITE 250, IRVINE, CA 92614; ATTENTION: CHIEF EXECUTIVE OFFICER, OR BY CALLING THE COMPANY AT (949) 861-2590 COPIES OF DOCUMENTS SO REQUESTED WILL BE SENT BY FIRST CLASS MAIL, POSTAGE PAID, WITHIN ONE BUSINESS DAY OF THE RECEIPT OF SUCH REQUEST.

                                           By order of the Board of Directors

                                           /s/ Darryl Cohen
                                           ------------------------------------
                                           Darryl Cohen, President
                                           Chief Executive Officer and Director

                                                                      APPENDIX A

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 ASKMENOW, INC.

      This Amended and Restated Certificate of Incorporation hereby amends and restates in its entirety that certain Certificate of Incorporation of Ocean West Holding Corporation, as filed with the Delaware Secretary of the State on February 1, 2000. The name of the corporation is AskMeNow, Inc. The original name of the corporation was Ocean West Holding Corporation. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

1. Name. The name of the Corporation is "AskMeNow, Inc." (the "Corporation").

2. Registered Office. The address of the registered office of the Corporation in the State of Delaware is 222 Delaware Avenue, 9th Floor in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at that address is The Delaware Corporation Agency.

3. Business. The nature of the business or purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. Capital Structure.

            4.1. Authorized Shares. The total number of shares of capital stock which the Corporation shall have authority to issue is 110,000,000 shares, consisting of two classes of capital stock:

            (a) 100,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"); and (

            b) 10,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), for which the Board of Directors may designate additional series.

            4.2. Preemptive Rights. No holder of shares of any class of stock of the Corporation now or hereafter authorized shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the Corporation of any class now or hereafter authorized, or any portions or warrants for such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation.

5. Incorporator. The incorporator is Ocean West Enterprises, Inc., whose mailing address is 15991 Redhill Avenue, Tustin, CA 92780.

6.  Dividends.

            6.1 When, as, and if dividends are declared by the Corporation's Board of Directors, whether payable in cash, property, securities or rights of the Corporation or any other entity, the holders of shares of Common Stock shall be entitled to share equally in and to receive, in accordance with the number of Common Stock held by each such holder.

            6.2 Dividends payable under this Section 6 shall be paid to the holders of record of the outstanding Common Stock as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors in advance of declaration and payment of each dividend. Any Common Stock issued as a dividend pursuant to this Section shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable, and free of all liens and charges The Corporation shall not issue fractions of Common Stock on payment of such dividend but shall issue a whole number of shares to such holder of Common Stock rounded up or down in the Corporation's sole discretion to the nearest whole number, without compensation to the stockholder whose fractional shares has been rounded down or form any stockholder whose fractional share has been rounded up.

7. Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after payment shall have been made to holders of outstanding Preferred Stock, if any, of the full amount to which they are entitled pursuant to this Certificate of Incorporation and any resolutions that may be adopted from time to time by the Corporation's Board of Directors in accordance with Section 9 below, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock, if any, to share ratably in accordance with the number of Common Stock held by each such holder, in all remaining assets of the Corporation available for distribution among the holders of Common Stock, whether such assets are capital, surplus or earnings. For purposes of this Section, neither the consolidation or merger of the Corporation with or into any other corporation or corporations pursuant to which the stockholders of the Corporation receive capital stock and/or other securities (including debt securities) of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation), nor the sale, lease or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation as those terms are used in this Section 7.

8. Voting Rights.

            8.1. The holders of the Common Stock shall vote as a single class on all matters submitted to a vote of the stockholders, with each Share entitled to one vote. The holders of Common Stock are not entitled to cumulative votes in the election of any directors.

            8.2. In the event that the shares of Common Stock shall be listed and quoted on an exchange or other trading system, the Board of Directors of the Corporation shall ensure, and shall have all powers necessary to ensure, that the membership of the Board of Directors and the voting rights of the Holders of Common Stock shall at all times be consistent with the applicable rules and regulations, if any, for the Common Stock to be eligible for listing and quotation on such exchange or other trading system.

9. Preferred Stock. Subject to the provisions of this Certificate of Incorporation, the Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuances of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

            The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a) The number of shares constituting that series and the distinctive designation of that series;

(b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or series, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

(d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f) Whether that series shall have a sinking fund for the redemption nor purchase of shares of that series, and, if so, the terms and amount of such sinking fund, and

(g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series

10. Existence. The Corporation is to have perpetual existence.

11. Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the Corporation.

12. Elections, Meeting and Books. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation.

13. Amendments. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

14. Limitation on Director Liability. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; except for liability: (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing and culpable violation of law; (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent of the Delaware General Corporation Law as so amended. Any repeal or modification of this Section shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

15. Indemnification.

            15.1. General. Each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigation (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in any other capacity while serving as a director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or hereafter by amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 15.2, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers.

            15.2. Failure to Pay a Claim. If a claim under Subsection 15.1 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            15.3. Not Exclusive. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested Directors or otherwise.

            15.4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trusts or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

            15.5. Definition of the Corporation. As used in this Section, references to "the Corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, employees and agents, so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

            15.6. Severability. If this Section or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director, officer, employee and agent of the Corporation as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation, to the fullest extent permitted by any applicable portion of this Section that shall not have been invalidated or by any other applicable law.

16. Creditors. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing seventy-five per cent (75%) in value of the creditors or class of creditors, and/or if the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, said compromise or arrangement and said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

            IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer on this ___ day of February 2006.



                                               --------------------------------
                                               Darryl Cohen